Exhibit 99.1 Press Release

Organetix Appoints Mr. Edward M. Caravalho, CPA as Interim Chief Financial Officer

    NEW YORK, July 26-- Organetix Inc. (OTC Bulletin Board: OGTX) has today announced that it has appointed Mr. Edward M. Caravalho, CPA as Interim Chief Financial Officer ("CFO") effective immediately. Mr. Caravalho's responsibilities will include monitoring the Company's Accounting, Financing, Treasury, Budgeting, Strategic Planning, Internal and External Reporting, and all SEC and Tax Compliance. Commenting on his appointment, Mr. Caravalho stated, "I am excited to be appointed Interim CFO and assist Mr. Shaw with formulating a business growth plan that will focus on enhancing shareholder value for the Company. Additionally, I am eager to work with the Kid Fitness, Inc. acquisition team toward delivering the current LOI to a definitive merger agreement for the Company."

Personal Biography - Edward M. Caravalho, CPA

Mr. Caravalho is a seasoned finance executive with over 18 years of quality accounting and business growth accomplishments. He developed his vast business, finance and accounting skills from various experiences at Williams Real Estate Co. Inc. (GVA Williams), VANTAS, Incorporated (a subsidiary of HQ Global Workplaces, Inc.), Coopers & Lybrand LLP (now PricewaterhouseCoopers LLC) and Holtz Rubenstein & Co. LLP.

Mr. Caravalho successfully led the acquisition integration of the GVA Williams Connecticut entity -- contributing significantly toward the operational, financial and market share growth from a $0.5 million business during inception 2002 to $6.0 million for 2006 with $8.0 million of pro forma revenue for 2007, as of today. He reengineered the financial accounting team, redesigned all roles and functions, enhanced the level of sophistication of all financial and tax reporting for the owners/investors, and led the $1.2 million Microsoft software conversion and customization of the "Financial Accounting and Broker Sales Performance System" and its implementation for the financial, accounting and operation functions. He elevated the deliverables and expectations as a member of the Executive Finance Committee, Employee Retirement Committee and all Insurance/Health Benefit Committees.

From 1997 to 2001, Mr. Caravalho was the Principal Accounting Officer and Vice President-Controller for VANTAS, Incorporated, at the time the world's largest owner and operator of executive suite business centers, throughout the U.S. and abroad. He was the primary Financial Officer remaining with VANTAS through an eleven-month Executive Management transition process, resulting in the successful $1 billion merger of VANTAS with HQ Global Workplaces, Incorporated. Prior to the merger, under an extremely aggressive acquisition business growth strategy, he led the finance team through 37 acquisitions consisting of 182 business centers with a total purchase price of $204 million - successfully integrating them with VANTAS' original portfolio and new developments. Additionally, he authorized all SEC filings, released the financial statements and BOD packages, assisted with obtaining and the compliance of a $160 million BNP Paribas Credit Facility and the raising of $69 million in Private Placement Equity-Preferred Stock offerings, managed a $7 million Enterprise Resource Program-PeopleSoft software conversion and implementation for the financial, accounting and operations' systems and managed 40 professionals within all functions of the Finance and Accounting Teams.

Mr. Caravalho is a Certified Public Accountant and graduated from Hofstra University with a Bachelor's degree in Business Administration and a concentration in Accounting. He is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Seth M. Shaw, Organetix Chief Executive, commented, "We are very pleased to attracted such an accomplished and talented CFO, as Mr. Caravalho. His vast accounting knowledge and Wall Street contacts should prove extremely valuable as the Company transitions from its current state to a serious, operating entity. In the immediate future, Mr. Caravalho will assist in the completion of the definitive merger agreement with Kid Fitness, which management believes will be executed in the very near future."

About Organetix Inc.

Organetix Inc. (OTC Bulletin Board: OGTX - News) has defined its short- term strategy as evaluating potential acquisition candidates to both restore and create shareholder value. The Company entered into a Letter of Intent on July 03, 2007 with New York based privately held Kid Fitness, Inc. The Company is currently working towards the execution of a definitive merger agreement with Kid Fitness, although there are no guarantees a deal will be consummated.

About Kid Fitness, Inc.

Founded in 2003, Kid Fitness, Inc. has developed comprehensive media based programs to assist young children in improving fitness and health. Specifically the Company's exercise programs target a growing national health concern known as Child Obesity. The Company has a multi-year contract with American Public television, a national program distributor of PBS. Kid Fitness has just completed series 200, which consists of 13 episodes produced in high definition, and is now available in more than 82 million American households. Please visit the website at http://www.kidfitnesstv.com.

Disclaimer

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, statements regarding benefits of the proposed acquisition and other forward-looking terminology such as "may," "expects," "believes," "anticipates," "intends," "projects" or similar terms, variations of such terms or the negative of such terms. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. Such information is based upon various assumptions made by, and expectations of, our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond our control and upon assumptions with respect to the future business decisions which are subject to change. Accordingly, there can be no assurance that actual results will meet expectations and actual results may vary (perhaps materially) from certain of the results anticipated herein.